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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-77540 of Coastcast Corporation on Form S-8 of our reports, dated February 7, 2002, appearing in this Annual Report on Form 10-K of Coastcast Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 21, 2002

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INDEPENDENT AUDITORS' CONSENT